Exhibit 99.1

For Immediate Release

Contacts:

Investor Relations: Gregg Kvochak, (310) 556-8550

For Media: Mike Distefano, (310) 843-4199

Korn Ferry International Announces Fourth Quarter and Fiscal

2014 Results of Operations

Highlights

•	Korn Ferry reports record quarterly fee revenue of $251.7 million in the fourth quarter of 2014, an increase of 10.4% (the effect of exchange rates was not significant), from Q4 FY’13, with increases realized across all segments:

Actual
Futurestep	20.3%
Leadership and Talent Consulting	10.1%
Executive Recruitment	8.3%

•	Adjusted EBITDA margin was 13.7% in Q4 FY’14 compared to 12.2% in Q4 FY’13.

•	Q4 FY’14 diluted earnings per share was $0.43 compared to $0.25 in Q4 FY’13. Adjusted diluted earnings per share was $0.32 in Q4 FY’13, which excludes $3.5 million of net restructuring and integration/acquisition costs. No such costs were incurred in Q4 FY’14.

•	For the full year of FY’14, Korn Ferry reports record annual fee revenue of $960.3 million, an increase of 18.1% (19.1% on a constant currency basis) over FY’13. Adjusting for the prior year acquisitions, annual fee revenue increased 9.3% over FY’13.

•	FY’14 diluted earnings per share was $1.48 compared to $0.70 in FY’13. Adjusted diluted earnings per share was $1.60 in FY’14 and $1.10 in FY’13, excluding $8.6 million and $26.5 million of net restructuring, integration/acquisition and separation costs, respectively.

Los Angeles, CA, June 16, 2014 – Korn/Ferry International (NYSE: KFY), a single source of leadership and talent consulting services, today announced record quarterly and annual fee revenues of $251.7 million and $960.3 million for the fourth quarter and FY’14, respectively. Fourth quarter diluted earnings per share were $0.43. Full year adjusted diluted earnings per share were $1.60, excluding restructuring, integration/acquisition, and separation costs of $8.6 million. Including such costs, diluted earnings per share was $1.48 for the year ended April 30, 2014.

“Korn Ferry closed out the fiscal year with a strong quarter – 10.7% growth in fee revenue for the quarter and 19.1% growth for the year, at constant currency – which represents the strongest top line results in the company’s history, with earnings per share of $0.43,” said Gary D. Burnison, CEO, Korn Ferry. “Korn Ferry’s performance is a testament to our differentiated strategy, robust intellectual property and talented people.”

Financial Results

(dollars in millions, except per share amounts)

	Fourth Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Fee revenue	$251.7	$227.9	$960.3	$812.8
Total revenue	$260.8	$238.6	$995.6	$849.7
Operating income	$24.5	$15.4	$91.6	$43.9
Operating margin	9.7%	6.8%	9.5%	5.4%
Net income	$21.2	$12.2	$72.7	$33.3
Basic earnings per share	$0.44	$0.26	$1.51	$0.71
Diluted earnings per share	$0.43	$0.25	$1.48	$0.70

EBITDA Results (a):	Fourth Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
EBITDA	$34.5	$24.3	$129.7	$71.3
EBITDA margin	13.7%	10.7%	13.5%	8.8%

Adjusted Results (b):	Fourth Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Operating income	$24.5	$18.9	$100.2	$70.4
Operating margin	9.7%	8.3%	10.4%	8.7%
EBITDA (a)	$34.5	$27.8	$138.3	$97.8
EBITDA margin (a)	13.7%	12.2%	14.4%	12.0%
Net income	$21.2	$15.6	$78.5	$52.8
Basic earnings per share	$0.44	$0.33	$1.63	$1.12
Diluted earnings per share	$0.43	$0.32	$1.60	$1.10

(a)	EBITDA refers to earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to exclude restructuring charges (net of recoveries), integration/acquisition and separation costs. EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliation).

(b)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Restructuring charges, net of recoveries	$—	$2.9	$3.7	$22.8
Integration/acquisition costs	$—	$0.6	$0.4	$3.1
Separation costs	$—	$—	$4.5	$0.6

Fiscal 2014 Fourth Quarter Results

Fee revenue was $251.7 million in Q4 FY’14, an increase of $23.8 million, or 10.4% (the effect of exchange rates was not significant), compared to the year-ago quarter, primarily driven by an $11.4 million, $6.3 million, and a $6.1 million increase in fee revenue in Executive Recruitment, Futurestep and Leadership & Talent Consulting, respectively. The overall fee revenue increase was driven by fee revenue growth in financial services, technology, life science/healthcare and the industrial sectors.

Compensation and benefit expenses were $170.6 million in Q4 FY’14, an increase of $16.2 million, or 10.5%, compared to the year-ago quarter. The increase was due to an increase in performance related bonus expense resulting from the increase in fee revenue and profitability, as well as an increase in salaries and related payroll taxes. The increase in salaries and related payroll taxes was due to a 3.5% increase in the average headcount in Q4 FY’14 compared to Q4 FY’13.

General and administrative expenses were $39.1 million in Q4 FY’14, a decrease of $1.0 million, or 2.5%, from the year-ago quarter, primarily due to a decrease in office and premise expense of $1.6 million due to synergies obtained from the PDI Ninth House and Global Novations acquisitions (the “prior year acquisitions”) and a decrease in foreign exchange loss of $0.6 million, offset by an increase in travel and business development related expenses in Q4 FY’14 compared to the year-ago quarter.

Adjusted EBITDA was $34.5 million in Q4 FY’14, an increase of $6.7 million, or 24.1%, compared to Q4 FY’13. Adjusted EBITDA margin was 13.7% and 12.2% in Q4 FY’14 and Q4 FY’13, respectively.

On a GAAP basis, operating income was $24.5 million in Q4 FY’14 and $15.4 million in Q4 FY’13 resulting in a margin of 9.7% in the current quarter compared to 6.8% in the year-ago quarter.

Fiscal 2014 Results

Fee revenue was $960.3 million in FY’14, an increase of $147.5 million, or 18.1% (19.1% on a constant currency basis), compared to FY’13. Adjusting for the prior year acquisitions, fee revenue was $888.4 million in FY’14, an increase of $75.6 million, or 9.3%, compared to FY’13. The increase in fee revenue was driven by a 9.2% increase in the number of engagements billed in FY’14 compared to FY’13. The overall fee revenue increase was driven by fee revenue growth in life science/healthcare, industrial, technology and financial services sectors.

Adjusted EBITDA was $138.3 million during FY’14, an increase of $40.5 million, or 41.4%, compared to FY’13. Adjusted EBITDA margin was 14.4% and 12.0% in FY’14 and FY’13, respectively.

On a GAAP basis, operating income was $91.6 million in FY’14, an increase of $47.7 million, or 108.7%, compared to FY’13, resulting in an operating margin of 9.5% in the current year compared to 5.4% in the prior year.

Balance Sheet and Liquidity

Cash and marketable securities were $468.3 million at April 30, 2014, compared to $366.0 million at April 30, 2013. Cash and marketable securities include $116.2 million held in trust for deferred compensation plans at April 30, 2014, compared to $98.0 million at April 30, 2013. Cash and marketable securities increased by $102.3 million from April 30, 2013, primarily attributable to cash provided by operating activities, partially offset by bonuses earned in fiscal 2013 and paid during the first quarter of fiscal 2014 and $15.0 million in contingent consideration paid to selling stockholders of PDI Ninth House.

Results by Segment

Selected Executive Recruitment Data

(dollars in millions)

	Fourth Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Fee revenue	$148.2	$136.8	$568.9	$522.5
Total revenue	$153.7	$142.8	$591.2	$544.8
Operating income	$28.4	$26.5	$116.4	$81.0
Operating margin	19.1%	19.4%	20.5%	15.5%
Ending number of consultants	432	399	432	399
Average number of consultants	431	395	416	400
Engagements billed	3,048	2,718	8,144	7,554
New engagements (a)	1,303	1,231	5,052	4,750

EBITDA Results (b):	Fourth Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
EBITDA	$31.7	$29.4	$126.5	$91.2
EBITDA margin	21.4%	21.5%	22.2%	17.5%

Adjusted Results (c):	Fourth Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Operating income	$28.4	$23.9	$117.7	$89.7
Operating margin	19.1%	17.5%	20.7%	17.2%
EBITDA (b)	$31.7	$26.8	$127.8	$99.9
EBITDA margin (b)	21.4%	19.6%	22.5%	19.1%

(a)	Represents new engagements opened in the respective period.

(b)	EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

(c)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Restructuring charges, net of recoveries	$—	$(2.6)	$1.3	$8.1
Separation costs	$—	$—	$—	$0.6

Executive Recruitment

Fee revenue was $148.2 million in Q4 FY’14, an increase of $11.4 million, or 8.3% (the effect of exchange rates was not significant), compared to Q4 FY’13. The increase in fee revenue was driven by increases in Europe, North America and Asia Pacific, partially offset by a decrease in Latin America. This increase is primarily attributed to a 12.1% increase in the number of executive recruitment engagements billed, offset by a 3.4% decrease in the weighted-average fees billed per engagement in Q4 FY’14 compared to the Q4 FY’13.

Adjusted EBITDA was $31.7 million during Q4 FY’14, an increase of $4.9 million, or 18.3%, compared to Q4 FY’13. This increase is primarily attributed to the $11.4 million increase in fee revenue in Q4 FY’14 as compared to Q4 FY’13, partially offset by an increase of $5.9 million in compensation and benefit expenses driven primarily by an increase in performance related bonus expense and salaries and related payroll taxes. For the full year, adjusted EBITDA increased by $27.9 million due to a $46.4 million increase in fee revenue and a decrease in general and administrative expenses offset by an increase in compensation and benefit expenses.

On a GAAP basis, operating income was $28.4 million in Q4 FY’14, an increase of $1.9 million, or 7.2%, compared to Q4 FY’13, resulting in an operating margin of 19.1% in the current quarter compared to 19.4% in the year-ago quarter. On a GAAP basis, operating income was $116.4 million in FY’14, an increase of $35.4 million, or 43.7%, compared to FY’13, resulting in an operating margin of 20.5% in FY’14 compared to 15.5% in FY’13.

Selected Leadership & Talent Consulting Data

(dollars in millions)

	Fourth Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Fee revenue	$66.2	$60.1	$254.6	$168.1
Total revenue	$68.4	$63.1	$263.0	$176.6
Operating (loss) income	$6.8	$(1.3)	$23.8	$6.4
Operating margin	10.3%	(2.1)%	9.4%	3.8%
Ending number of consultants (a)	127	133	127	133
Staff utilization (b)	70%	67%	67%	64%

EBITDA Results (c):	Fourth Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
EBITDA	$10.0	$1.2	$36.4	$12.4
EBITDA margin	15.1%	2.0%	14.3%	7.4%

Adjusted Results (d):	Fourth Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Operating income	$6.8	$3.8	$25.0	$16.6
Operating margin	10.3%	6.3%	9.8%	9.9%
EBITDA (c)	$10.0	$6.3	$37.6	$22.6
EBITDA margin (c)	15.1%	10.4%	14.8%	13.4%

(a)	Represents number of employees originating consulting services.

(b)	Calculated by dividing the number of hours of our full-time LTC professional staff, who recorded time to an engagement during the period, by the total available working hours during the same period.

(c)	EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

(d)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Restructuring charges, net of recoveries	$—	$5.1	$1.2	$10.2

Leadership & Talent Consulting

Fee revenue was $66.2 million in Q4 FY’14, an increase of $6.1 million, or 10.1% (the effect of exchange rates was not significant), from the year-ago quarter. The increase in fee revenue was driven by increases in North America and Europe. This increase is primarily attributed to an increase in consulting fee revenue of $3.8 million and an increase in product revenue of $2.3 million in Q4 FY’14 compared to the year-ago quarter.

Adjusted EBITDA was $10.0 million during Q4 FY’14, an increase of $3.7 million, or 58.7%, compared to Q4 FY’13. Adjusted EBITDA margin was 15.1% in Q4 FY’14 compared to 10.4% in Q4 FY’13 due to an increase in fee revenue of $6.1 million and a decrease in general administrative expenses of $1.2 million, offset by an increase in compensation and benefit expense of $4.2 million. The decrease in general and administrative expenses was due to a decrease in office and premise expense due to synergies obtained from the prior year acquisitions. The increase in compensation and benefit expenses was due to an increase in performance related bonus expense, salaries and related payroll taxes, and an increase in the use of outside contractors. For the full year, adjusted EBITDA was $37.6 million, an increase of $15.0 million, or 66.4%, compared to FY’13. Adjusted EBITDA margin was 14.8% compared 13.4% in FY’13.

On a GAAP basis, operating income was $6.8 million in Q4 FY’14, an increase of $8.1 million compared to the year-ago quarter, resulting in an operating margin of 10.3% in the current quarter compared to (2.1%) in the year-ago quarter. On a GAAP basis, operating income was $23.8 million in FY’14, an increase of $17.4 million compared to FY’13 resulting in an operating margin of 9.4% in FY’14 compared to 3.8% in FY’13.

Selected Futurestep Data

(dollars in millions)

	Fourth Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Fee revenue	$37.3	$31.0	$136.8	$122.2
Total revenue	$38.7	$32.7	$141.4	$128.3
Operating income	$4.3	$3.9	$13.3	$11.0
Operating margin	11.7%	12.4%	9.8%	9.0%
Engagements billed	1,205	1,032	3,246	3,074
New engagements (a)	598	524	2,427	2,308

EBITDA Results (b):	Fourth Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
EBITDA	$4.8	$4.1	$15.7	$12.2
EBITDA margin	13.1%	13.3%	11.5%	10.0%

Adjusted Results (c):	Fourth Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Operating income	$4.3	$4.3	$14.5	$14.5
Operating margin	11.7%	13.8%	10.6%	11.9%
EBITDA (b)	$4.8	$4.5	$16.9	$15.7
EBITDA margin (b)	13.1%	14.7%	12.3%	12.9%

(a)	Represents new engagements opened in the respective period.

(b)	EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

(c)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Restructuring charges, net of recoveries	$—	$0.4	$1.2	$3.5

Futurestep

Fee revenue was $37.3 million in Q4 FY’14, an increase of $6.3 million, or 20.3% (21.0% on a constant currency basis), compared to the year-ago quarter. The increase in fee revenue was driven by a 16.8% increase in the number of engagements billed and a 3.0% increase in the weighted average fees billed per engagement in Q4 FY’14 compared to Q4 FY’13. The increase was primarily due to large recruitment process outsourcing contracts entered into in the first six months of FY’14, which continued to be delivered in the current quarter and an increase in professional recruitment.

Adjusted EBITDA was $4.8 million during Q4 FY’14, an increase of $0.3 million, or 6.7%, compared to Q4 FY’13, due primarily to the increase in fee revenue of $6.3 million, offset by an increase in compensation and benefit expenses of $4.6 million (due to an increase in performance related bonus expense and headcount), an increase in cost of services expense of $0.7 million and an increase in general and administrative expenses of $0.5 million. For the full year, adjusted EBITDA increased $1.2 million due to the $14.6 million increase in fee revenue, partially offset by an increase in compensation and benefit expenses of $11.0 million and $2.3 million in cost of services expenses. The increase in compensation and benefit expenses for the full year is primarily driven by an increase in staffing to accommodate a number of larger recruitment process outsourcing contracts won by the Company in the current fiscal year and an increase in performance related bonus expense.

On a GAAP basis, operating income was $4.3 million in Q4 FY’14, an increase of $0.4 million, compared to Q4 FY’13, resulting in an operating margin of 11.7% in the current quarter compared to 12.4% in the year-ago quarter. On a GAAP basis, operating income was $13.3 million in FY’14, an increase of $2.3 million, compared to FY’13, resulting in an operating margin of 9.8% in FY’14 compared to 9.0% in FY’13.

Outlook

As previously disclosed, over the past year we have implemented common technology systems designed to allow us to further integrate our legacy businesses with our recent acquisitions. Due to the efficiencies we expect to gain from these investments, other integration items from recent acquisitions and other cost savings initiatives, we plan to take additional actions to rationalize our cost structure in Q1 FY’15. We estimate the realized savings in FY’15 associated with these actions to be in the range of $0.08 to $0.10 per diluted earnings share with the cost of these actions in Q1 FY’15 to be in the range of $0.06 to $0.08 per diluted earnings share. Assuming worldwide economic conditions, financial markets and foreign exchange rates remain steady, Q1 FY’15 fee revenue is likely to range from $240 million to $250 million and, after taking into consideration the actions discussed above, adjusted diluted earnings per share are likely to range from $0.37 to $0.43 with diluted earnings per share as measured by Generally Accepted Accounting Principles likely to range from $0.29 to $0.37.

Earnings Conference Call Webcast

The earnings conference call will be held today at 5:00 PM (EDT) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak. The conference call will be webcast and available online at www.kornferry.com, accessible through the Investor Relations section. We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry

At Korn Ferry, we design, build, attract and ignite talent. Since our inception, clients have trusted us to help recruit world-class leadership. Today, we are a single source for leadership and talent consulting services to empower businesses and leaders to reach their goals. Our solutions range from executive recruitment and leadership development programs, to enterprise learning, succession planning and recruitment process outsourcing (RPO). Visit www.kornferry.com for more information on Korn Ferry, and www.kornferryinstitute.com for thought leadership, intellectual property and research.

Forward-Looking Statements

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn Ferry’s current expectations. These statements, which include words such as “believes”, “expects” or “likely” include references to our outlook. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to competition, the dependence on attracting and retaining qualified and experienced consultants, our ability to successfully integrate acquired businesses, maintaining our brand name and professional reputation, potential legal liability, the portability of client relationships, global and local political or economic developments in or affecting countries where we have operations, currency fluctuations in our international operations, risks related to the growth, alignment of our cost structure with our growth, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, consolidation of industries we serve, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, impairment of goodwill and other intangible assets, deferred tax assets, seasonality and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:

•	adjusted operating income and operating margin, adjusted to exclude restructuring (net of recoveries), integration/acquisition and separation costs;

•	adjusted net income, adjusted to exclude restructuring (net of recoveries), integration/acquisition and separation costs, net of income tax effect;

•	adjusted basic and diluted earnings per share, adjusted to exclude restructuring (net of recoveries), integration/acquisition and separation costs, net of income tax effect;

•	constant currency amounts that represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period;

•	EBITDA, or earnings before interest, taxes, depreciation and amortization and EBITDA margin; and

•	adjusted EBITDA, which is EBITDA further adjusted to exclude restructuring (net of recoveries), integration/acquisition and separation costs, and adjusted EBITDA margin.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges and other items that may not be indicative of Korn Ferry’s ongoing operating results. The use of these non-GAAP financial measures facilitate comparisons to Korn Ferry’s historical performance. Korn Ferry includes these non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. In the case of constant currency amounts, management believes the presentation of such information provides meaningful supplemental information regarding Korn Ferry’s performance as excluding the impact of exchange rate changes on Korn Ferry’s financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making.

[Tables attached]

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2014	2013	2014	2013
	(unaudited)
Fee revenue	$251,712	$227,902	$960,301	$812,831
Reimbursed out-of-pocket engagement expenses	9,086	10,705	35,258	36,870

Total revenue	260,798	238,607	995,559	849,701

Compensation and benefits	170,595	154,487	646,889	555,346
General and administrative expenses	39,109	40,096	152,040	142,771
Reimbursed expenses	9,086	10,705	35,258	36,870
Cost of services	10,213	9,129	39,910	28,977
Depreciation and amortization	7,315	5,877	26,172	19,004
Restructuring charges, net	—	2,921	3,682	22,857

Total operating expenses	236,318	223,215	903,951	805,825

Operating income	24,480	15,392	91,608	43,876
Other income, net	2,018	2,501	9,769	6,309
Interest expense, net	(261)	(644)	(2,363)	(2,365)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	26,237	17,249	99,014	47,820
Equity in earnings of unconsolidated subsidiaries	677	543	2,169	2,110
Income tax provision	5,703	5,595	28,492	16,637

Net income	$21,211	$12,197	$72,691	$33,293

Earnings per common share:
Basic	$0.44	$0.26	$1.51	$0.71

Diluted	$0.43	$0.25	$1.48	$0.70

Weighted-average common shares outstanding:
Basic	48,523	47,452	48,162	47,224

Diluted	49,458	48,345	49,145	47,883

KORN FERRY AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended April 30,				Year Ended April 30,
	2014		2013	% Change	2014		2013	% Change
Fee Revenue:
Executive recruitment:
North America	$80,230		$77,511	4%	$306,768		$290,317	6%
EMEA	40,175		32,242	25%	147,917		128,807	15%
Asia Pacific	21,753		19,199	13%	84,816		73,221	16%
South America	6,028		7,839	(23%)	29,374		30,134	(3%)

Total executive recruitment	148,186		136,791	8%	568,875		522,479	9%
Leadership & Talent Consulting	66,279		60,116	10%	254,636		168,115	51%
Futurestep	37,247		30,995	20%	136,790		122,237	12%

Total fee revenue	251,712		227,902	10%	960,301		812,831	18%
Reimbursed out-of-pocket engagement expenses	9,086		10,705	(15%)	35,258		36,870	(4%)

Total revenue	$260,798		$238,607	9%	$995,559		$849,701	17%

Reconciliation of Operating Income (GAAP) to Adjusted Operating Income

		Margin		Margin		Margin		Margin
Operating Income:
Executive recruitment:
North America	$18,483	23.0%	$17,104	22.1%	$70,256	22.9%	$58,832	20.3%
EMEA	4,699	11.7%	4,137	12.8%	23,168	15.7%	9,173	7.1%
Asia Pacific	4,380	20.1%	3,482	18.1%	17,274	20.4%	6,973	9.5%
South America	761	12.6%	1,761	22.5%	5,654	19.2%	5,987	19.9%

Total executive recruitment	28,323	19.1%	26,484	19.4%	116,352	20.5%	80,965	15.5%
Leadership & Talent Consulting	6,855	10.3%	(1,292)	(2.1%)	23,847	9.4%	6,424	3.8%
Futurestep	4,343	11.7%	3,834	12.4%	13,352	9.8%	10,975	9.0%
Corporate	(15,041)		(13,634)		(61,943)		(54,488)

Total operating income	$24,480	9.7%	$15,392	6.8%	$91,608	9.5%	$43,876	5.4%

Restructuring, Separation, and Integration/Acquisition Costs, net:
Executive recruitment:
North America	$—	—	$(1,853)	(2.4%)	$816	0.3%	$3,583	1.2%
EMEA	—	—	(770)	(2.4%)	460	0.3%	4,498	3.5%
Asia Pacific	—	—	16	0.1%	60	0.0%	629	0.9%
South America	—	—	—	—	—	—	—	—

Total executive recruitment	—	—	(2,607)	(1.9%)	1,336	0.2%	8,710	1.7%
Leadership & Talent Consulting	—	—	5,080	8.4%	1,149	0.4%	10,198	6.1%
Futurestep	—	—	441	1.4%	1,134	0.8%	3,527	2.9%
Corporate			598		4,957		4,044

Total restructuring, separation, and integration/acquisition costs, net	$—	—	$3,512	1.5%	$8,576	0.9%	$26,479	3.3%

Adjusted Operating Income:
		Margin		Margin		Margin		Margin
(Excluding Restructuring, Separation, and Integration/Acquisition Costs, net)
Executive recruitment:
North America	$18,483	23.0%	$15,251	19.7%	$71,072	23.2%	$62,415	21.5%
EMEA	4,699	11.7%	3,367	10.4%	23,628	16.0%	13,671	10.6%
Asia Pacific	4,380	20.1%	3,498	18.2%	17,334	20.4%	7,602	10.4%
South America	761	12.6%	1,761	22.5%	5,654	19.2%	5,987	19.9%

Total executive recruitment	28,323	19.1%	23,877	17.5%	117,688	20.7%	89,675	17.2%
Leadership & Talent Consulting	6,855	10.3%	3,788	6.3%	24,996	9.8%	16,622	9.9%
Futurestep	4,343	11.7%	4,275	13.8%	14,486	10.6%	14,502	11.9%
Corporate	(15,041)		(13,036)		(56,986)		(50,444)

Total adjusted operating income	$24,480	9.7%	$18,904	8.3%	$100,184	10.4%	$70,355	8.7%

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	April 30,
	2014	2013
ASSETS
Cash and cash equivalents	$333,717	$224,066
Marketable securities	9,566	20,347
Receivables due from clients, net of allowance for doubtful accounts of $9,513 and $9,097 respectively	175,986	161,508
Income taxes and other receivables	8,244	8,944
Deferred income taxes	4,486	3,511
Prepaid expenses and other assets	29,955	28,724

Total current assets	561,954	447,100

Marketable securities, non-current	124,993	121,569
Property and equipment, net	60,434	53,628
Cash surrender value of company owned life insurance policies, net of loans	94,274	85,873
Deferred income taxes	55,039	63,203
Goodwill	257,582	257,293
Intangible assets, net	49,560	58,187
Investments and other assets	29,830	28,376

Total assets	$1,233,666	$1,115,229

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$19,375	$19,460
Income taxes payable	13,014	5,502
Compensation and benefits payable	192,035	160,298
Other accrued liabilities	62,509	83,291

Total current liabilities	286,933	268,551

Deferred compensation and other retirement plans	169,235	159,706
Other liabilities	21,962	22,504

Total liabilities	478,130	450,761

Stockholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 62,282 and 61,022 shares issued and 49,811 and 48,734 shares outstanding, respectively	449,631	431,508
Retained earnings	308,781	236,090
Accumulated other comprehensive loss, net	(2,388)	(2,631)

Stockholders’ equity	756,024	664,967
Less: notes receivable from stockholders	(488)	(499)

Total stockholders’ equity	755,536	664,468

Total liabilities and stockholders’ equity	$1,233,666	$1,115,229

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Three Months Ended
	April 30, 2014			April 30, 2013
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
Fee revenue	$251,712		$251,712	$227,902		$227,902
Reimbursed out-of-pocket engagement expenses	9,086		9,086	10,705		10,705

Total revenue	260,798		260,798	238,607		238,607

Compensation and benefits	170,595		170,595	154,487		154,487
General and administrative expenses	39,109		39,109	40,096	(591)	39,505
Reimbursed expenses	9,086		9,086	10,705		10,705
Cost of services	10,213		10,213	9,129		9,129
Depreciation and amortization	7,315		7,315	5,877		5,877
Restructuring charges, net	—		—	2,921	(2,921)	—

Total operating expenses	236,318	—	236,318	223,215	(3,512)	219,703

Operating income	24,480	—	24,480	15,392	3,512	18,904
Other income, net	2,018		2,018	2,501		2,501
Interest expense, net	(261)		(261)	(644)		(644)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	26,237	—	26,237	17,249	3,512	20,761
Equity in earnings of unconsolidated subsidiaries	677		677	543		543
Income tax provision (1) (2)	5,703		5,703	5,595	119	5,714

Net income	$21,211	$—	$21,211	$12,197	$3,393	$15,590

Earnings per common share:
Basic	$0.44		$0.44	$0.26		$0.33

Diluted	$0.43		$0.43	$0.25		$0.32

Weighted-average common shares outstanding:
Basic	48,523		48,523	47,452		47,452

Diluted	49,458		49,458	48,345		48,345

Explanation of Non-GAAP Adjustments

(1)	The adjustments result in an effective tax rate of 28% for the as adjusted amounts for the three months ended April 30, 2013.
(2)	The three months ended April 30, 2013, includes the tax effect on restructuring charges and integration/acquisition costs associated with the acquisition of PDI Ninth House.

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)

(in thousands, except per share amounts)

(unaudited)

	Year Ended April 30, 2014			Year Ended April 30, 2013
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
Fee revenue	$960,301		$960,301	$812,831		$812,831
Reimbursed out-of-pocket engagement expenses	35,258		35,258	36,870		36,870

Total revenue	995,559		995,559	849,701		849,701

Compensation and benefits	646,889	(4,500)	642,389	555,346	(516)	554,830
General and administrative expenses	152,040	(394)	151,646	142,771	(3,106)	139,665
Reimbursed expenses	35,258		35,258	36,870		36,870
Cost of services	39,910		39,910	28,977		28,977
Depreciation and amortization	26,172		26,172	19,004		19,004
Restructuring charges, net	3,682	(3,682)	—	22,857	(22,857)	—

Total operating expenses	903,951	(8,576)	895,375	805,825	(26,479)	779,346

Operating income	91,608	8,576	100,184	43,876	26,479	70,355
Other income, net	9,769		9,769	6,309		6,309
Interest expense, net	(2,363)		(2,363)	(2,365)		(2,365)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	99,014	8,576	107,590	47,820	26,479	74,299
Equity in earnings of unconsolidated subsidiaries	2,169		2,169	2,110		2,110
Income tax provision (1) (2)	28,492	2,796	31,288	16,637	6,953	23,590

Net income	$72,691	$5,780	$78,471	$33,293	$19,526	$52,819

Earnings per common share:
Basic	$1.51		$1.63	$0.71		$1.12

Diluted	$1.48		$1.60	$0.70		$1.10

Weighted-average common shares outstanding:
Basic	48,162		48,162	47,224		47,224

Diluted	49,145		49,145	47,883		47,883

Explanation of Non-GAAP Adjustments

(1)	The adjustments result in an effective tax rate of 29% and 32% for the as adjusted amounts for the year ended April 30, 2014 and 2013, respectively.
(2)	The year ended April 30, 2014 and 2013 include the tax effect on restructuring charges, separation costs, and integration/acquisition costs associated with the acquisition of PDI Ninth House.

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Three Months Ended April 30, 2014
	Executive Recruitment	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$148,186	$66,279	$37,247	$—	$251,712

Net income					$21,211
Other income, net					(2,018)
Interest expense, net					261
Equity in earnings of unconsolidated subsidiaries					(677)
Income tax provision					5,703

Operating income (loss)	$28,323	$6,855	$4,343	$(15,041)	24,480
Depreciation and amortization	2,614	3,161	512	1,028	7,315
Other income (loss), net	683	(39)	7	1,367	2,018
Equity in earnings of unconsolidated subsidiaries	125	—	—	552	677

EBITDA	31,745	9,977	4,862	(12,094)	34,490

EBITDA margin	21.4%	15.1%	13.1%		13.7%
Adjusted EBITDA	$31,745	$9,977	$4,862	$(12,094)	$34,490

Adjusted EBITDA margin	21.4%	15.1%	13.1%		13.7%

	Three Months Ended April 30, 2013
	Executive Recruitment	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$136,791	$60,116	$30,995	$—	$227,902

Net income					$12,197
Other income, net					(2,501)
Interest expense, net					644
Equity in earnings of unconsolidated subsidiaries					(543)
Income tax provision					5,595

Operating income (loss)	$26,484	$(1,292)	$3,834	$(13,634)	15,392
Depreciation and amortization	2,243	2,625	240	769	5,877
Other income (loss), net	518	(146)	36	2,093	2,501
Equity in earnings of unconsolidated subsidiaries	129	—	—	414	543

EBITDA	29,374	1,187	4,110	(10,358)	24,313

EBITDA margin	21.5%	2.0%	13.3%		10.7%
Restructuring (recoveries) charges, net	(2,607)	5,080	441	7	2,921
Integration/acquisition costs	—	—	—	591	591

Adjusted EBITDA	$26,767	$6,267	$4,551	$(9,760)	$27,825

Adjusted EBITDA margin	19.6%	10.4%	14.7%		12.2%

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Year Ended April 30, 2014
	Executive Recruitment	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$568,875	$254,636	$136,790	$—	$960,301

Net income					$72,691
Other income, net					(9,769)
Interest expense, net					2,363
Equity in earnings of unconsolidated subsidiaries					(2,169)
Income tax provision					28,492

Operating income (loss)	$116,352	$23,847	$13,352	$(61,943)	91,608
Depreciation and amortization	8,012	12,491	1,797	3,872	26,172
Other income, net	1,769	106	583	7,311	9,769
Equity in earnings of unconsolidated subsidiaries	383	—	—	1,786	2,169

EBITDA	126,516	36,444	15,732	(48,974)	129,718

EBITDA margin	22.2%	14.3%	11.5%		13.5%
Restructuring charges, net	1,336	1,149	1,134	63	3,682
Separation costs	—	—	—	4,500	4,500
Integration/acquisition costs	—	—	—	394	394

Adjusted EBITDA	$127,852	$37,593	$16,866	$(44,017)	$138,294

Adjusted EBITDA margin	22.5%	14.8%	12.3%		14.4%

	Year Ended April 30, 2013
	Executive Recruitment	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$522,479	$168,115	$122,237	$—	$812,831

Net income					$33,293
Other income, net					(6,309)
Interest expense, net					2,365
Equity in earnings of unconsolidated subsidiaries					(2,110)
Income tax provision					16,637

Operating income (loss)	$80,965	$6,424	$10,975	$(54,488)	43,876
Depreciation and amortization	8,991	6,012	1,180	2,821	19,004
Other income (loss), net	793	(75)	51	5,540	6,309
Equity in earnings of unconsolidated subsidiaries	434	—	—	1,676	2,110

EBITDA	91,183	12,361	12,206	(44,451)	71,299

EBITDA margin	17.5%	7.4%	10.0%		8.8%
Restructuring charges, net	8,194	10,198	3,527	938	22,857
Integration/acquisition costs	—	—	—	3,106	3,106
Separation costs	516	—	—	—	516

Adjusted EBITDA	$99,893	$22,559	$15,733	$(40,407)	$97,778

Adjusted EBITDA margin	19.1%	13.4%	12.9%		12.0%